Exhibit 10.2

TRANSITION, RELEASE AND CONSULTING AGREEMENT

This Transition, Release and Consulting Agreement (this “Agreement”) is entered into this 2nd day of February 2018, by and between Wendy A. Beck, an individual (“Executive”), and NCL (Bahamas) Ltd., a company organized under the laws of Bermuda (the “Company”).

WHEREAS, Executive is employed by the Company or one of its subsidiaries pursuant to the terms of Executive’s Employment Agreement with the Company, dated as of September 2, 2015 (the “Employment Agreement”);

WHEREAS, Executive and the Company desire for Executive’s employment by the Company to continue for a transitional period on the terms set forth in this Agreement, and at the end of the transitional period, for Executive to continue providing consulting services to the Company pursuant to the terms set forth in this Agreement; and

WHEREAS, the Company and Executive desire to enter into this Agreement upon the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants undertaken, benefits provided and the releases contained in this Agreement, Executive and the Company hereby agree as follows. Capitalized terms used in this Agreement without definition shall have the same meanings as in the Employment Agreement.

1.       Transition Period. The Company and Executive hereby agree that Executive shall remain employed as the Company’s Executive Vice President and Chief Financial Officer for the period (the “Transition Period”) beginning on the date hereof and continuing until September 30, 2018 or any earlier date as may be determined by the Company (the “Separation Date”). During the Transition Period, Executive shall continue to have the same duties set forth in Section 1.2 of the Employment Agreement or as such duties may be modified by the Chief Executive Officer and shall continue to comply with Executive’s duties and obligations under the Employment Agreement. During the Transition Period, Executive shall continue to receive her current Base Salary of $700,000, the same Incentive Bonus opportunity set forth in Section 3.2 of the Employment Agreement and shall be entitled to receive the same benefits set forth in Section 4 of the Employment Agreement. However, Executive shall not be entitled to receive any new grants of equity awards under the Parent Equity Plan during the Transition Period or at any time after the date hereof.

2.       Termination of Employment. Executive’s employment with the Company will terminate on the Separation Date. Effective as of the Separation Date, Executive hereby waives any right or claim to reinstatement as an employee of the Company and each of its affiliates. Effective as of the Separation Date, Executive hereby confirms that Executive will not hold any position as an officer, director or employee with the Company and each of its affiliates, and Executive hereby agrees to resign as an officer and director of the Company and each of its affiliates, and as a fiduciary of any benefit plan of the Company and each of its affiliates, effective as of the Separation Date. Upon or promptly following the Separation Date (and in any event within twenty-one (21) days following the Separation Date), Executive hereby agrees to execute an additional release in the same form as included in this Agreement (the “Bring-Down Release”) in order to cover the Transition Period. Executive hereby agrees that the Bring-Down Release will require Executive to acknowledge and agree that (subject to the payment of such amounts) Executive has received all amounts owed for Executive’s regular and usual salary (including, but not limited to, any overtime, bonus, accrued vacation, commissions, or other wages), reimbursement of expenses, sick pay and usual benefits.

3.       Termination Benefits. Subject to (1) Executive’s execution of the Bring-Down Release and Executive not revoking the Bring Down-Release pursuant to any revocation rights afforded by applicable law and (2) Executive not voluntarily resigning and terminating her employment from the Company prior to the Separation Date, Executive (or her heirs or estate if she dies during or after the Transition Period) shall be entitled to the following benefits set forth in Sections 3(a)-(h) below in connection with her termination of employment (the “Termination Benefits”). The Termination Benefits shall be paid to Executive in lieu of the benefits set forth in Section 5.3 of the Employment Agreement, and upon and following the Separation Date, the Company and each of its affiliates shall have no further obligation to make or provide to Executive, and Executive shall have no further right to receive or obtain from the Company and each of its affiliates, and payments or benefits other than the following Termination Benefits.

a.       Accrued Obligations. The Company shall pay Executive any Accrued Obligations on the next regularly scheduled payroll date of the Company following the Separation Date, but in no event later than fifteen (15) days following the Separation Date.

b.       Severance Benefit. The Company shall pay Executive the Severance Benefit at two times her current Base Salary in substantially equal installments in accordance with the Company’s standard payroll practices over a period of twelve (12) consecutive months, with the first installment payable in the month following the month in which the Separation Date occurs. (For purposes of clarity, each such installment shall equal the applicable fraction of the aggregate Severance Benefit.)

c.       COBRA Benefit. Subject to Executive completing the applicable continuation enrollment procedures the Company has in place on the Separation Date, the Company shall provide Executive with the COBRA Benefit (including MERP benefits) (which, for the avoidance of doubt, requires Executive to continue paying the same percentage of the applicable premiums as she was paying on the Separation Date) for the period beginning with the month following the month in which the Separation Date occurs and ending with coverage for the thirty-sixth (36th) month following the month in which the Separation Date occurs (or, if earlier, ending upon the first to occur of Executive’s death or the date Executive becomes eligible for coverage under the health plan of a future employer). In the event the Company is unable to provide Executive with continuation coverage under COBRA or with continued participation in the MERP for any month(s) during the 36-month period in which Executive is entitled to receive the COBRA Benefit under this Section 3(c), the Company shall pay Executive a cash payment each month in such amount as may be necessary for Executive to procure health insurance coverage which is reasonably comparable to the COBRA Benefit and the MERP benefits (after taking into account the same percentage of the applicable premiums that is required to be paid by Executive as of the Separation Date).

d.       Equity Acceleration. On the Separation Date, all then outstanding and unvested equity awards granted under the Parent Equity Plan or any predecessor equity incentive plan shall be treated as follows: (1) any outstanding and unvested equity awards then subject to vesting conditions based on continued employment but not performance-based vesting conditions shall vest immediately after the Separation Date, and (2) any outstanding and unvested equity awards then subject to performance-based vesting conditions shall remain outstanding and eligible to vest subject to satisfaction of the applicable performance-based vesting conditions as if Executive’s employment had not terminated, provided that any such performance-based equity award otherwise scheduled to vest after December 31, 2019 shall be settled no later than December 31, 2019 based on the Company’s reasonable best estimate of the number of shares subject to the award that will be eligible to vest based on performance.

e.       Pro-Rata Bonus. The Company shall pay Executive the Pro-Rata Bonus for the 2018 calendar year if and when (and at the same achievement or performance level) in the 2019 calendar year that Incentive Bonuses for active senior executive employees are paid (following the completion of the audit of the 2018 financial statements in 2019).

f.       Enhanced Severance Benefit. The Company shall pay Executive an additional severance amount equal to four million dollars ($4,000,000), payable in six (6) equal installments of six hundred sixty-six thousand six hundred sixty-six dollars ($666,666) on September 30, 2018, December 30, 2018, March 30, 2019, June 30, 2019, September 30, 2019 and December 30, 2019.

g.       Consulting Fees. In consideration for the Consulting Services described in Section 6 of this Agreement, the Company shall pay Executive a consulting fee equal to two million dollars ($2,000,000), payable in six (6) equal installments of three hundred thirty-three thousand three hundred thirty-four dollars ($333,334) on September 30, 2018, December 30, 2018, March 30, 2019, June 30, 2019, September 30, 2019 and December 30, 2019 (the “Consulting Fee”).

h.        Cruise Benefit. The Company will provide Executive two (2) cabins for up to a fourteen (14) night cruise with the Company brand of Executive’s choice. Executive and her family (up to six (6) persons total) will be accommodated in penthouse level (or Haven equivalent) cabins (excluding Oceania’s penthouse and Regent’s owners suites) to be assigned by the Company’s revenue management department. Executive must use this cruise benefit during the 2019 calendar year prior to December 31, 2019.

4.       Release. Executive, on behalf of Executive, Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its parents, subsidiaries and affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present (and including, without limitation, any current or former Chief Executive Officers to whom Executive reported), and each of them, hereinafter together and collectively referred to as the “Releasees,” with respect to and from any and all claims, wages, demands, rights, liens, agreements or contracts (written or oral), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden (each, a “Claim”), which she now owns or holds or she has at any time heretofore owned or held as against any of said Releasees (including, without limitation, any Claim arising out of or in any way connected with Executive’s service as an officer, director, employee, member or manager of any Releasee, Executive’s separation from Executive’s position as an officer, director, employee, manager and/or member, as applicable, of any Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever), whether known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Release Agreement including, without limiting the generality of the foregoing, any Claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law, regulation, or ordinance, or any Claim for severance pay, equity compensation, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability (the “Release”); provided, however, that the foregoing Release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) any equity-based awards previously granted by the Company or its affiliates to Executive, to the extent that such awards continue after the termination of Executive’s employment with the Company in accordance with the applicable terms of such awards (and subject to any limited period in which to exercise such awards following such termination of employment); (2) any right to indemnification that Executive may have pursuant to the Bylaws of the Company, its Articles of Incorporation or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) or applicable state law with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to Executive’s service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical or dental coverage that Executive may have under COBRA (or similar applicable state law); (5) any rights to the Termination Benefits and other benefits provided under this Agreement; or (6) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Company or its affiliates that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, this Release does not cover any Claim arising after the date of this Agreement or Claim that cannot be so released as a matter of applicable law. Executive acknowledges and agrees that she has received any and all leave and other benefits that she has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

5.       ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, Executive is waiving any and all rights or Claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date of execution of this Agreement. Executive further expressly acknowledges and agrees that:

A.       In return for this Agreement, Executive will receive consideration beyond that which the Executive was already entitled to receive before entering into this Agreement;

B.       Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

C.       Executive has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;

D.       Executive was given a copy of this Agreement on February 2, 2018 and informed that she had twenty one (21) days within which to consider this Agreement and that if she wished to execute this Agreement prior to expiration of such 21-day period, she should execute the Endorsement attached hereto;

E.       Executive was informed that she had seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises Executive’s right of revocation, neither the Company nor Executive will have any obligations under this Agreement (including, without limitation, any obligations to pay or provide the Termination Benefits);

F.       Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

6.       Consulting Term. Beginning on the Separation Date and continuing until the second (2nd) anniversary of the Separation Date, Executive agrees to provide consulting services during normal business hours to the Company as may be reasonably requested by either the Board of Directors or Chief Executive Officer or new Chief Financial Officer of the Company from time to time; provided that Executive and the Company agree that in no event will the Company require, nor will Executive perform, a level of services during such period that would result in Executive not having a “separation from service” (within the meaning of Section 409A of the Code) from the Company and its affiliates on the Separation Date. These services may include but are not limited to performing reasonable transition and integration services related to the Company’s business and financial reporting and reasonably cooperating with the Company regarding any litigation initiated involving matters of which Executive has particular knowledge (the “Consulting Services”). Executive agrees to be available up to fifteen (15) days per month during the consulting term to perform the Consulting Services. The Consulting Services will be performed during normal business hours as may reasonably be requested by the Company after reasonable consultation with Executive. Executive acknowledges and agrees that her status at all times during the consulting term shall be that of an independent contractor, and that Executive shall have the right to control and determine the method and means of performing the Consulting Services. Executive hereby waives any rights to be treated as an employee or deemed employee of the Company or any of its affiliates for any purpose during the consulting term. Executive and the Company hereby agree that Executive shall not be entitled to any additional remuneration or fees of any kind for performing the Consulting Services other than the Consulting Fee.

7.       Non-Disparagement. Executive agrees not to make, directly or indirectly, whether verbal or in writing, any damaging or disparaging statements, representations or remarks about or concerning Employer or any of the Released Parties. The Company agrees that its senior executive management and board of directors shall not make, directly or indirectly, whether verbal or in writing, any damaging or disparaging statements, representations or remarks about or concerning Executive.

8.       No Transferred Claims. Executive warrants and represents that Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and she shall defend, indemnify and hold the Company and each of its affiliates harmless from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

9.       Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.       Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

11.       Successors. This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, acquisition of assets, or otherwise, directly or indirectly acquires the ownership of the Company, acquires all or substantially all of the Company’s assets, or to which the Company assigns this Agreement by operation of law or otherwise.

12.       Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH UNITED STATES FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY UNITED STATES FEDERAL LAW, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN UNITED STATES FEDERAL LAW AND THE LAW OF THE STATE OF FLORIDA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY APPLICABLE FEDERAL LAW, THE INTERNAL LAW OF THE STATE OF FLORIDA, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

13.       Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

14.       Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.       Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

16.       Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

17.       Withholding. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

18.       Compliance with Protective Covenants. Executive hereby agrees to comply with all of the protective covenants set forth in Section 6 of the Employment Agreement following the Separation Date. If Executive breaches Executive’s obligations under Section 6 of the Employment Agreement or Section 7 of this Agreement at any time, from and after the date of such breach and not in any way in limitation of any right or remedy otherwise available to the Company, the Executive will no longer be entitled to, and the Company will no longer be obligated to pay or provide, any remaining unpaid portion of the Termination Benefits.

19.       Section 280G. The Excise Tax provisions in Section 5.8 of the Employment Agreement shall continue to apply following the Separation Date.

20.       Section 409A. Company and Executive intend that any compensation, benefits and other amounts payable or provided to the Executive under this Agreement shall be exempt from, or shall be paid or provided in compliance with, Section 457A and Section 409A of the Code and all regulations, guidance, and other interpretative authority issued thereunder (collectively, “Section 409A”), to avoid adverse tax consequences, interest or penalties for Executive under Section 457A and Section 409A as a result of the payments and benefits so paid or provided to her and this Agreement shall be interpreted consistently with such intent. Notwithstanding anything to the contrary contained in any other provision of this Agreement, if any payments or benefits provided to the Executive by the Company, either per this Agreement or otherwise, are non-qualified deferred compensation subject to, and not exempt from, Section 409A (“Subject Payments”), the following provisions shall apply to such payments and/or benefits:

a.       Each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, even if part of an installment payment.

b.       Whenever a Subject Payment specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

c.       Neither the Company nor Executive will have the right to accelerate or defer the delivery of any Subject Payments except to the extent specifically permitted or required by Section 409A.

d.       If and to the extent any portion of any payment, compensation or other benefit provided to Executive in connection with her separation from service is determined to constitute a Subject Payment and she is a “specified employee” within the meaning of Section 409A, such portion of the payment, compensation or other benefit will not be paid before the earlier of (i) the day that is six (6) months plus one day after the date of separation from service or (ii) the tenth (10th) day after the date of her death (as applicable, the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to Executive during the period between the date of separation from service and the New Payment Date will be paid to her in a lump sum in the first payroll period beginning after such New Payment Date, and any remaining payments will be paid on their original schedule.

e.       Any payments that are exempt from Section 409A, including amounts exempt under the “short-term deferral” exemption or the “involuntary separation pay plan” exemption, each as provided for under Section 409A, will not be treated as Subject Payments unless applicable law requires otherwise.

21.       Legal Protections. Nothing in this Agreement or the Employment Agreement prohibits Executive from filing a charge with or participating in an investigation conducted by any state or federal government agencies. This Agreement and the Employment Agreement are both subject to compliance with law and, for clarity, do not prevent Executive from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended. Notwithstanding any provision in this Agreement or the Employment Agreement, Executive may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist the Company and such counsel in resisting or otherwise responding to such process. Executive understands that nothing in this Agreement or the Employment Agreement is intended to limit Executive’s right (i) to discuss the terms, wages, and working conditions of her employment to the extent permitted and/or protected by applicable labor laws, (ii) to report confidential information in a confidential manner either to a federal, state or local government official or to an attorney where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (iii) to disclose confidential information in an anti-retaliation lawsuit or other legal proceeding, so long as that disclosure or filing is made under seal and Executive does not otherwise disclose such confidential information, except pursuant to court order. The Company encourages Executive, to the extent legally permitted, to give the Company the earliest possible notice of any such report or disclosure. Pursuant to the Defend Trade Secrets Act of 2016, Executive acknowledges that she may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of confidential information that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed in a lawsuit or other proceeding, provided that such filing is made under seal. Further, Executive understands that the Company will not retaliate against her in any way for any such disclosure made in accordance with the law. In the event a disclosure is made, and Executive files any type of proceeding against the Company alleging that the Company retaliated against her because of her disclosure, Executive may disclose the relevant confidential information to her attorney and may use the confidential information in the proceeding if (x) she files any document containing the confidential information under seal, and (y) she does not otherwise disclose the confidential information except pursuant to court order.

22.       Legal Counsel. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Executive acknowledges and agrees that she has read and understands this Agreement completely, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and she has had ample opportunity to do so.

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Florida that the foregoing is true and correct.

EXECUTED this 2nd day of February 2018, at Miami-Dade County, Florida

“Executive”

/s/ Wendy A. Beck

Print Name:	Wendy A. Beck

NCL (BAHAMAS), LTD.,
a company organized under the laws of Bermuda,

By:	/s/Frank J. Del Rio
	Name:	Frank J. Del Rio
	Title:	Chairman

ENDORSEMENT

I, Wendy A. Beck, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the United States and the State of Florida that the foregoing is true and correct.

EXECUTED this 2nd day of February 2018.

/s/ Wendy A. Beck
Print Name:	Wendy A. Beck

BRING-DOWN RELEASE AGREEMENT

This Bring-Down Release Agreement (this “Agreement”) is entered into this 5th day of March, 2018, by and between Wendy A. Beck, an individual (“Executive”), and NCL (Bahamas) Ltd., a company organized under the laws of Bermuda (the “Company”).

WHEREAS, Executive is a party to a Transition, Release and Consulting Agreement with the Company, dated as of February 2, 2018 (the “Transition Agreement”);

WHEREAS, Executive’s employment by the Company or one of its subsidiaries has terminated and Executive is required to enter into this Agreement pursuant to the Transition Agreement in order to receive the termination benefits provided for under the Transition Agreement; and

WHEREAS, the Company and Executive desire to enter into this Agreement upon the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants undertaken, benefits provided and the releases contained in this Agreement, Executive and the Company hereby agree as follows. Capitalized terms used in this Agreement without definition shall have the same meanings as in the Transition Agreement.

1.       Termination of Employment. (a) Executive’s employment with the Company terminated on March 5, 2018 (the “Separation Date”). Executive hereby waives any right or claim to reinstatement as an employee of the Company and each of its affiliates. Executive hereby confirms that Executive does not hold any position as an officer, director or employee with the Company and each of its affiliates. Executive hereby acknowledges and agrees that Executive has received all amounts owed for Executive’s regular and usual salary (including, but not limited to, any overtime, bonus, accrued vacation, commissions, or other wages), reimbursement of expenses, sick pay and usual benefits.

(b)       Notwithstanding the foregoing, (i) the Company agrees to continue to pay Executive’s salary at its current rate during the period from the date hereof through September 30, 2018, in accordance with its normal payroll practices, as though Executive remained employed through such date and (ii) solely for purposes of the pro ration calculation described in Section 3(e) of the Transition Agreement, Executive will be deemed to have remained employed by the Company through September 30, 2018.

2.       Release. Executive, on behalf of Executive, Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges the Company and each of its parents, subsidiaries and affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present (and including, without limitation, any current or former Chief Executive Officers to whom Executive reported), and each of them, hereinafter together and collectively referred to as the “Releasees,” with respect to and from any and all claims, wages, demands, rights, liens, agreements or contracts (written or oral), covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden (each, a “Claim”), which she now owns or holds or she has at any time heretofore owned or held as against any of said Releasees (including, without limitation, any Claim arising out of or in any way connected with Executive’s service as an officer, director, employee, member or manager of any Releasee, Executive’s separation from Executive’s position as an officer, director, employee, manager and/or member, as applicable, of any Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever), whether known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Release Agreement including, without limiting the generality of the foregoing, any Claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law, regulation, or ordinance, or any Claim for severance pay, equity compensation, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers’ compensation or disability (the “Release”); provided, however, that the foregoing Release does not apply to any obligation of the Company to Executive pursuant to any of the following: (1) any equity-based awards previously granted by the Company or its affiliates to Executive, to the extent that such awards continue after the termination of Executive’s employment with the Company in accordance with the applicable terms of such awards (and subject to any limited period in which to exercise such awards following such termination of employment); (2) any right to indemnification that Executive may have pursuant to the Bylaws of the Company, its Articles of Incorporation or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) or applicable state law with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Executive may in the future incur with respect to Executive’s service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (4) any rights to continued medical or dental coverage that Executive may have under COBRA (or similar applicable state law); (5) any rights to the Termination Benefits provided under the Transition Agreement or the additional compensation described in Section 1(b) hereof; or (6) any rights to payment of benefits that Executive may have under a retirement plan sponsored or maintained by the Company or its affiliates that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, this Release does not cover any Claim arising after the date of this Agreement or Claim that cannot be so released as a matter of applicable law. Executive acknowledges and agrees that she has received any and all leave and other benefits that she has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.

3.       ADEA Waiver. Executive expressly acknowledges and agrees that by entering into this Agreement, Executive is waiving any and all rights or Claims that she may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), which have arisen on or before the date of execution of this Agreement. Executive further expressly acknowledges and agrees that:

A.       In return for this Agreement, Executive will receive consideration beyond that which the Executive was already entitled to receive before entering into this Agreement;

B.       Executive is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

C.       Executive has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;

D.       Executive was given a copy of this Release Agreement on [●], 2018 and informed that she had twenty one (21) days within which to consider this Agreement and that if she wished to execute this Agreement prior to expiration of such 21-day period, she should execute the Endorsement attached hereto;

E.       Executive was informed that she had seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Executive elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Executive exercises Executive’s right of revocation, neither the Company nor Executive will have any obligations under this Agreement (including, without limitation, any obligations to pay or provide the Termination Benefits);

F.       Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

4.       No Transferred Claims. Executive warrants and represents that Executive has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and she shall defend, indemnify and hold the Company and each of its affiliates harmless from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

5.       Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.       Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic or other electronic copies of such signed counterparts may be used in lieu of the originals for any purpose.

7.       Successors. This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, acquisition of assets, or otherwise, directly or indirectly acquires the ownership of the Company, acquires all or substantially all of the Company’s assets, or to which the Company assigns this Agreement by operation of law or otherwise.

8.       Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH UNITED STATES FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY UNITED STATES FEDERAL LAW, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN UNITED STATES FEDERAL LAW AND THE LAW OF THE STATE OF FLORIDA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY APPLICABLE FEDERAL LAW, THE INTERNAL LAW OF THE STATE OF FLORIDA, WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

9.       Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

10.     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11.     Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

12.     Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

13.     Relationship to Transition Agreement. This Agreement is being entered into pursuant to the Transition Agreement. This Agreement shall in no way amend, terminate or supersede the Transition Agreement in any respect, and the Transition Agreement and each of the Company’s and Executive’s obligations under the Transition Agreement shall continue in full force and effect.

14.     Legal Counsel. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Executive acknowledges and agrees that she has read and understands this Agreement completely, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and she has had ample opportunity to do so.

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it. The undersigned declare under penalty of perjury under the laws of the State of Florida that the foregoing is true and correct.

EXECUTED this 5th day of March, 2018, at Miami, Florida

“Executive”

/s/Wendy A. Beck

Print Name:	Wendy A. Beck

NCL (BAHAMAS), LTD.,
a company organized under the laws of Bermuda,

By:	/s/Lynn White
	Name:	Lynn White
	Title:	SVP, Corporate Human Resources

ENDORSEMENT

I, Wendy A. Beck, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the United States and the State of Florida that the foregoing is true and correct.

EXECUTED this 5th day of March, 2018.

/s/ Wendy A. Beck
Print Name:	Wendy A. Beck